A P O L L O  G L O B A L  M A N A G E M E N T Apollo Global Management, Inc. Fourth Quarter and Full Year 2020 Earnings Exhibit 99.2 February 3, 2021

Apollo 4Q'20 Financial Results Highlights

GAAP Results

($ in millions, except per share data)	4Q'20	Per Share	FY'20	Per Share
• Net Income	$1,075.5	N/A	$466.8	N/A
• Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$424.9	$1.80	$120.0	$0.44

Financial Measures & Dividend

($ in millions, except per share data)	4Q'20	Per Share	FY'20	Per Share
• Distributable Earnings ("DE")	$317.4	$0.72	$892.8	$2.02
• Fee Related Earnings ("FRE")	$275.8	$0.63	$1,040.5	$2.37

- Net Performance Fee Receivable of $802 million ($1.82 per share) and Net Clawback Payable of $138 million ($0.31 per share) as of 4Q'20
- Declared 4Q'20 dividend of $0.60 per share of Class A Common Stock and equivalent (payout ratio of 83%), bringing FY'20 dividends to $2.02 per share of Class A Common Stock (payout ratio of 100%)

Assets Under Management

- Total Assets Under Management ("AUM") of $455.5 billion
- Fee-Generating AUM ("FGAUM") of $348.7 billion
- Performance Fee-Eligible AUM ("PFEAUM") of $134.3 billion
- Dry powder of $46.8 billion available for investment

Business Drivers

- Inflows: $13.3 billion of capital inflows ($122.7 billion FY'20)
- Deployment[1]: $23.8 billion ($88.2 billion FY'20)
- Drawdown Deployment[1]: $2.5 billion ($17.0 billion FY'20)
- Realizations: $3.5 billion of capital returned to investors ($8.7 billion FY'20)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 30 to 33. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 26 to 28. Effective September 5, 2019, Apollo Global Management, Inc. converted from a Delaware limited liability company named Apollo Global Management, LLC to a Delaware corporation named Apollo Global Management, Inc. (the "Conversion"). FY'20 DE and FRE per share amounts represent the sum of the last four quarters.

1. Effective 3Q'20, the Company modified the definition of deployment to include net purchases, certain originations and net syndications to provide a more accurate representation of market activity across all the funds and accounts the Company manages. Prior period deployment numbers have been recast to conform to this change in definition. The prior definition of deployment was limited to purchases in our commitment based funds and SIAs that have a defined maturity date. This metric has been renamed "drawdown deployment". Refer to definitions of deployment and drawdown deployment on page 32.

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GAAP Consolidated Statements of Operations (Unaudited)

Net Income was $1.1 billion for the quarter ended December 31, 2020; Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders was $424.9 million for the quarter ended December 31, 2020

($ in thousands, except share data)	4Q'19	3Q'20	4Q'20	FY'19	FY'20
Revenues:					
Management fees	$413,026	$433,570	$446,846	$1,575,814	$1,686,973
Advisory and transaction fees, net	56,511	73,449	77,113	123,644	249,482
Investment income:					
Performance allocations	374,677	459,241	660,962	1,057,139	310,479
Principal investment income	67,507	50,722	107,208	166,527	81,702
Total investment income	442,184	509,963	768,170	1,223,666	392,181
Incentive fees	3,051	1,292	4,367	8,725	25,383
Total Revenues	**914,772**	**1,018,274**	**1,296,496**	**2,931,849**	**2,354,019**
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	144,986	163,197	174,572	514,513	628,057
Equity-based compensation	57,244	49,726	51,872	189,648	213,140
Profit sharing expense	276,591	191,809	315,731	556,926	247,501
Total compensation and benefits	478,821	404,732	542,175	1,261,087	1,088,698
Interest expense	28,126	34,889	34,817	98,369	133,239
General, administrative and other	91,528	90,822	95,144	330,342	354,217
Placement fees	891	612	430	1,482	1,810
Total Expenses	**599,366**	**531,055**	**672,566**	**1,691,280**	**1,577,964**
Other Income:					
Net gains (losses) from investment activities	94,055	144,472	395,925	138,154	(455,487)
Net gains from investment activities of consolidated variable interest entities	15,183	122,119	183,308	39,911	197,369
Interest income	9,584	1,485	1,586	35,522	14,999
Other income (loss), net	(9,856)	10,161	23,851	(46,307)	20,832
Total Other Income (Loss)	**108,966**	**278,237**	**604,670**	**167,280**	**(222,287)**
Income before income tax provision	424,372	765,456	1,228,600	1,407,849	553,768
Income tax (provision) benefit	(66,351)	(89,357)	(153,139)	128,994	(86,966)
Net Income	**358,021**	**676,099**	**1,075,461**	**1,536,843**	**466,802**
Net income attributable to Non-Controlling Interests	(191,978)	(403,700)	(641,357)	(693,650)	(310,188)
Net Income Attributable to Apollo Global Management, Inc.	**166,043**	**272,399**	**434,104**	**843,193**	**156,614**
Series A Preferred Stock Dividends	(4,383)	(4,382)	(4,383)	(17,531)	(17,531)
Series B Preferred Stock Dividends	(4,781)	(4,781)	(4,781)	(19,125)	(19,125)
Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$156,879**	**$263,236**	**$424,940**	**$806,537**	**$119,958**
Net Income Per Share of Class A Common Stock:					
Net Income Available to Class A Common Stock – Basic	$0.68	$1.11	$1.80	$3.72	$0.44
Net Income Available to Class A Common Stock – Diluted	$0.68	$1.11	$1.80	$3.71	$0.44
Weighted Average Number of Class A Common Stock Outstanding – Basic	221,863,632	227,771,678	227,931,929	207,072,413	227,530,600
Weighted Average Number of Class A Common Stock Outstanding – Diluted	221,863,632	227,771,678	227,931,929	208,748,524	227,530,600

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Total Segments

($ in thousands, except per share data)	4Q'19	3Q'20	4Q'20	FY'19	FY'20
Management fees	$387,764	$426,452	$437,322	$1,491,070	$1,647,964
Advisory and transaction fees, net	56,206	72,362	80,677	122,890	251,520
Performance fees[1]	4,739	2,204	1,788	21,110	9,836
Total Fee Related Revenues	**448,709**	**501,018**	**519,787**	**1,635,070**	**1,909,320**
Salary, bonus and benefits	(130,463)	(144,939)	(157,028)	(463,316)	(560,987)
General, administrative and other	(76,075)	(77,335)	(86,392)	(273,004)	(303,883)
Placement fees	(494)	(613)	(430)	(1,085)	(1,814)
Total Fee Related Expenses	**(207,032)**	**(222,887)**	**(243,850)**	**(737,405)**	**(866,684)**
Other income (loss), net of Non-Controlling Interest	(542)	(698)	(144)	4,537	(2,109)
Fee Related Earnings	**$241,135**	**$277,433**	**$275,793**	**$902,202**	**$1,040,527**
Per share[2]	$0.59	$0.63	$0.63	$2.20	$2.37
Realized performance fees	437,548	17,445	186,895	602,106	280,923
Realized profit sharing expense	(211,984)	(17,445)	(96,279)	(290,252)	(190,307)
Net Realized Performance Fees	**225,564**	**—**	**90,616**	**311,854**	**90,616**
Realized principal investment income, net[3]	28,606	2,882	9,167	65,697	22,851
Net interest loss and other	(19,369)	(34,806)	(33,524)	(65,326)	(134,514)
Segment Distributable Earnings	**$475,936**	**$245,509**	**$342,052**	**$1,214,427**	**$1,019,480**
Taxes and related payables	(11,891)	(31,257)	(15,499)	(62,300)	(89,989)
Preferred dividends	(9,164)	(9,163)	(9,164)	(36,656)	(36,656)
Distributable Earnings	**$454,881**	**$205,089**	**$317,389**	**$1,115,471**	**$892,835**
Per share[2]	$1.10	$0.47	$0.72	$2.70	$2.02
Net dividend per share[2]	$0.89	$0.51	$0.60	$2.35	$2.02
Payout ratio	81%	109%	83%	87%	100%

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings LP ("Redding Ridge Holdings"), an affiliate of Redding Ridge, and MidCap.
2. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total shares of Class A Common Stock outstanding, Apollo Operating Group Units that participate in dividends and RSUs that participate in dividends. FY per share amounts represent the sum of the last four quarters. See page 22 for details regarding the stockholder dividend and page 27 for the share reconciliation.
3. Realized principal investment income, net includes dividends from our permanent capital vehicles, net of amounts to be distributed to certain employees as part of a dividend compensation program.

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Quarterly Trailing FRE FRE Bridge Fee Related Earnings Rollforward “NM” as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides. 1. FRE Margin is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees and certain performance fees), as well as other income attributable to FRE. ($ in millions) FRE for FY’20 surpassed $1.0 billion, and 4Q’20 FRE increased 14% year-over-year driven by higher management fees  and advisory and transaction fees 4Q'20  Per  Share $0.59 $0.52 $0.59 $0.63 $0.03 $0.02 $(0.03) $(0.02) $0.63 FRE Margin1 4  $241.1 $228.1 $259.2 $277.4 54% 54% 56% 55% 4Q'19 1Q'20 2Q'20 3Q'20 $10.9 $8.3 ($12.1) ($8.7) $275.8 Advisory &  Transaction  Fees    Mgmt  Fees Comp • 53%  Non-Comp

Dividend per Share1 Dividend per share increased to $0.60 cents quarter-over-quarter, driven by higher net realized performance fees $0.89 $0.42 $0.49 $0.51 $0.60 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 Distributable Earnings per Share1 $1.10 $0.37 $0.46 $0.47 $0.72 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 Distributable Earnings and Dividend 5  1. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. The declaration and payment of any dividends are at the sole discretion of the executive committee of AGM Inc.’s board of directors, which may change the dividend policy at any time, including, without limitation, to eliminate the dividend entirely. $0.40 Minimum  Quarterly Dividend

Total AUM Total AUM increased to $455.5 billion during the quarter, primarily driven by growth in Athene, Athora and  market activity Gross  Inflows  were  $13.3  billion  during  the  quarter  and  $122.7  billion  over  the  twelve  months  ended  December 31, 2020 Dry  powder  was  $46.8  billion  as  of  quarter-end,  of  which  $20.6  billion  was  dry  powder  with  future  management fee potential Fee-Generating AUM $246.4 $336.1 $348.7 $138.1 $348.7 $172.9 $256.7 $269.7 $89.4 $269.7 $43.8 $43.9 $41.8 $33.8 $41.8 $29.7 $35.5 $37.2 $14.9 $37.2 4Q'19 3Q'20 4Q'20 4Q'15 4Q'20 Credit Assets Under Management Private Equity $331.1 $433.1 $455.5 $170.1 $455.5 $215.5 $312.1 $328.6 $104.7 $328.6 $76.8 $76.8 $80.7 $45.7 $80.7 $38.8 $44.2 $46.2 $19.7 $46.2 4Q'19 3Q’20 4Q'20 4Q'15 4Q'20 CAGR 20%  Real Assets Credit Private Equity Real Assets CAGR 22%  6  ($ in billions) ($ in billions)

Performance Fee-Generating AUMPerformance Fee-Eligible AUM1 $66.6 $47.3 $68.9 $26.9 $68.9 $38.5 $21.1 $34.7 $13.9 $34.7 $22.9 $20.7 $29.3 $9.7 $29.3 $5.2 $5.5 $4.9 $3.3 $4.9 4Q'19 3Q'20 4Q'20 4Q'15 4Q'20 Performance  Fee-Generating  AUM  increased  to  $68.9  billion  during  the  quarter  primarily  driven  by  appreciation in Fund IX’s portfolio and CLOs within Corporate Credit Performance Fee Assets Under Management $126.9 $129.7 $134.3 $82.4 $134.3 $55.4 $59.7 $61.3 $36.5 $61.3 $61.1 $59.2 $61.5 $39.7 $61.5 $10.4 $10.8 $11.4 $6.3 $11.4 4Q'19 3Q'20 4Q'20 4Q'15 4Q'20 Credit Private Equity Real Assets Credit Private Equity Real Assets 7  ($ in billions) ($ in billions) 1. Effective 2Q’20, performance fee-eligible AUM for Athora includes only capital commitments. Prior period performance fee-eligible AUM has been conformed to reflect this change in presentation.

Total AUM & Fee-Generating AUM

Total AUM Rollforward[1]

($ in millions)	Credit[4]	Private Equity	Real Assets	Total
3Q'20	**$312,105**	**$76,801**	**$44,239**	**$433,145**
Inflows	9,421	1,784	2,046	13,251
Outflows[3]	(3,391)	(13)	—	(3,404)
Net Flows	**6,030**	**1,771**	**2,046**	**9,847**
Realizations	(928)	(2,041)	(547)	(3,516)
Market Activity	11,353	4,185	472	16,010
4Q'20	**$328,560**	**$80,716**	**$46,210**	**$455,486**
QoQ Change	**5%**	**5%**	**4%**	**5%**

Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
3Q'20	**$256,671**	**$43,921**	**$35,553**	**$336,145**
Inflows	7,546	1,743	1,698	10,987
Outflows[3]	(4,099)	(3,360)	(130)	(7,589)
Net Flows	**3,447**	**(1,617)**	**1,568**	**3,398**
Realizations	(693)	(518)	(155)	(1,366)
Market Activity	10,233	40	224	10,497
4Q'20	**$269,658**	**$41,826**	**$37,190**	**$348,674**
QoQ Change	**5%**	**(5%)**	**5%**	**4%**

FY'20 Total AUM Rollforward[1]

($ in millions)	Credit[4]	Private Equity	Real Assets	Total
4Q'19	**$215,530**	**$76,788**	**$38,787**	**$331,105**
Inflows[2]	108,147	5,733	8,822	122,702
Outflows[3]	(14,976)	(182)	(517)	(15,675)
Net Flows	**93,171**	**5,551**	**8,305**	**107,027**
Realizations	(2,512)	(4,826)	(1,364)	(8,702)
Market Activity[2]	22,371	3,203	482	26,056
4Q'20	**$328,560**	**$80,716**	**$46,210**	**$455,486**
YoY Change	**52%**	**5%**	**19%**	**38%**

FY'20 Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
4Q'19	**$172,893**	**$43,826**	**$29,727**	**$246,446**
Inflows[2]	101,353	3,463	8,482	113,298
Outflows[3]	(18,173)	(4,611)	(991)	(23,775)
Net Flows	**83,180**	**(1,148)**	**7,491**	**89,523**
Realizations	(1,374)	(1,193)	(523)	(3,090)
Market Activity	14,959	341	495	15,795
4Q'20	**$269,658**	**$41,826**	**$37,190**	**$348,674**
YoY Change	**56%**	**(5%)**	**25%**	**41%**

1. Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2. Effective 1Q'20, market activity includes mark-to-market changes and investment income of Athene, which had previously been reported as inflows. Prior periods in the FY'20 Total and Fee-Generating AUM Rollforwards have been conformed to reflect this change in presentation.
3. Included in the 4Q'20 outflows for Total AUM and FGAUM are $0.7 billion and $0.6 billion of redemptions, respectively. Included in the FY'20 outflows for Total AUM and FGAUM are $2.6 billion and $2.5 billion of redemptions, respectively.
4. As of 4Q'20, Credit AUM includes $22.6 billion of CLOs, $12.2 billion of which Apollo earns fees based on gross assets and $10.3 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.

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Capital Deployment, Dry Powder & Performance Fee-Eligible AUM

Dry Powder Composition

($ in billions)



Real Assets
$4.5
Credit
$15.3
Other PE
$6.6
$47 billion
$2.3
Fund VIII
$18.2
Private Equity
$27.0
Fund IX

Deployment[1]

($ in billions)



4Q'20
Real Assets
Private Equity
$2.3
$2.1
$24 billion
$19.4
Credit



FY'20
Real Assets
Private Equity
$9.7
$12.6
$88 billion
$65.9
Credit

Performance Fee-Eligible AUM

($ in billions)



Uninvested Performance Fee-Eligible AUM
Currently Generating Performance Fees
$42.8
$134.3 billion
$68.9
$22.6
Not Currently Generating Performance Fees

Strategy / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Corporate Credit	$8.4	$6.3	3%
Structured Credit	4.7	4.5	8%
Direct Origination	3.7	3.7	3%
Credit	**16.8**	**14.5**	**5%**
ANRP II	1.7	1.7	13%
Hybrid Capital	0.9	0.9	200%
Other PE	2.4	2.3	41%
Private Equity[5]	**5.0**	**4.9**	**62%**
Real Assets	**0.8**	**0.3**	**> 250bps**
Total	**$22.6**	**$19.7**	

1. For the three months ended December 31, 2020, drawdown deployment was $0.8 billion, $1.1 billion and $0.6 billion for credit, private equity and real assets, respectively. For the twelve months ended December 31, 2020, drawdown deployment was $8.1 billion, $6.8 billion and $2.0 billion for credit, private equity and real assets, respectively. 2. Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of December 31, 2020. 3. Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. Funds with an investment period less than 24 months are "N/A" 4. All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor. 5. The private equity funds disclosed in the table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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($ in millions) Permanent Capital AUM Period Ending $25 $72 $87 $136 $273 49% 60% 2012 2014 2016 2018 2020 Fee Related Revenue from Permanent Capital $189 $190 $206 $230 $239 4Q’19 1Q’20 2Q’20 3Q’20 4Q’20 Permanent Capital Vehicles, Athene, and Athora 1. Amounts are as of September 30, 2020. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this presentation. 2. Amounts are as of September 30, 2020. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.6 billion of AUM related to a non-traded business development company. 3. Includes $41.3 billion of gross assets related to Athene Co-Invest Reinsurance Affiliate 1A Ltd. and $2.5 billion of unfunded commitments related to Apollo/Athene Dedicated Investment Program. 4. Other Assets include cash, treasuries, equities and alternatives. ($ in billions) Supplemental Information ($ in billions) 3Q'20 4Q'20 Athene3   $173.0    $184.3  Athora   65.0    68.6  MidCap   8.1    8.1  ARI1   6.9    7.0  AINV/Other2   4.5    4.4  AFT/AIF   0.7    0.7  Total AUM in Permanent Capital Vehicles   $258.2    $273.1  10  Permanent Capital AUM % of Total AUM 22%  Athene and Athora AUM ($ in billions) 3Q'20 4Q'20 Athene3   $173.0    $184.3  Core Assets   48.6    49.4  Core Plus Assets   40.0    41.5  Yield Assets   56.9    64.7  High Alpha    6.8    6.2  Other Assets4   20.7    22.5  Athora   $65.0    $68.6  Non-Sub-Advised   59.4    60.8  Sub-Advised   5.6    7.8  Total Athene and Athora AUM   $238.0    $252.9  45%  47%

Net Performance Fee Receivable Rollforward & Net Clawback Payable

Net performance fee receivable increased to $1.82 per share driven by the appreciation in fair value of Fund VIII and Fund IX's portfolio investments, while net clawback payable decreased to $0.31 per share as the fair values of certain funds appreciated



Net Performance Fee Receivable[1]
Net Clawback Payable[2]
(Per Share)
$1.85
$0.07
$0.46
$1.05
Net Performance Fees/Other[3]
+$0.98
($0.21)
Net Realized Performance Fees
$1.82
($0.48)
($0.31)
4Q'19
1Q'20
2Q'20
3Q'20
4Q'20
3Q'20
4Q'20
($ in millions)
$762
$31
$205
$465
$429
($92)
$802
($211)
($138)

Note: All per share figures calculated using Distributable Earnings Shares Outstanding.

1. Net Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments.
2. As of December 31, 2020, certain funds had $261.9 million in general partner obligations to return previously distributed performance fees offset, in part, by $124.1 million in clawbacks from Contributing Partners and certain employees and former employees for the potential return of profit sharing distributions. These general partner obligations and potential return of profit sharing distributions are included in due to related parties and due from related parties, respectively, on the consolidated statements of financial condition.
3. Net Performance Fees/Other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction-related charges, and excludes general partner obligations to return previously distributed performance fees.

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Segment Highlights

Credit

Commentary

- Total AUM increased 52% over the twelve months ended December 31, 2020 to $329 billion, primarily driven by insurance company client transactions and robust fundraising
- Fee-generating inflows excluding acquisitions of $3.3 billion during the quarter driven by strong growth in insurance assets under management and subscriptions to our Corporate and Structured Credit funds
- FRE increased 16% year-over-year, driven by growth in management fees from permanent capital vehicles and fundraising, partially offset by an increase in compensation costs due to higher headcount
- Deployment of $19.4 billion during the quarter and $65.9 billion during the twelve months ended December 31, 2020. Deployment for the quarter driven by strong growth in insurance clients, large cap lending originations, and middle market lending activity
- Drawdown deployment of $0.8 billion during the quarter and $8.1 billion during the twelve months ended December 31, 2020


($ in billions)
Advisory and Other
$76.9
Direct Origination
$23.9
$329bn AUM
$163.6
$64.2
Structured Credit
Corporate Credit
$239.3bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	4Q'19	4Q'20	% Change vs. 4Q'19	FY'19	FY'20	% Change vs. FY'19
Management fees	$207,382	$255,743	23%	779,266	934,852	20%
Advisory and transaction fees, net	30,228	37,135	23%	44,116	117,534	166%
Performance fees[2]	4,739	1,788	(62%)	21,110	9,836	(53%)
Total Fee Related Revenues	**242,349**	**294,666**	**22%**	**844,492**	**1,062,222**	**26%**
Salary, bonus and benefits	(49,628)	(74,707)	51%	(196,143)	(246,496)	26%
Non-compensation expenses	(39,348)	(43,551)	11%	(131,936)	(157,631)	19%
Total Fee Related Expenses	**(88,976)**	**(118,258)**	**33%**	**(328,079)**	**(404,127)**	**23%**
Other income (loss), net of NCI	(913)	(112)	(88)	54	(2,279)	NM
Fee Related Earnings	**$152,460**	**$176,296**	**16%**	**$516,467**	**$655,816**	**27%**
Realized performance fees	144,724	150,607	4%	169,611	188,441	11%
Realized profit sharing expense	(80,606)	(91,312)	13%	(93,675)	(128,842)	38%
Realized principal investment income, net	(8,039)	4,263	NM	8,764	8,375	(4)%
Net interest loss and other	(6,849)	(13,219)	93%	(21,997)	(56,200)	155%
Segment Distributable Earnings	**$201,690**	**$226,635**	**12%**	**$579,170**	**$667,590**	**15%**

Corporate Credit[3]
4.2% / 6.7%

Structured Credit
5.9% / 2.3%

Direct Origination
2.9% / 4.5%

4Q'20 / FY'20
Credit Gross Return[1]

$3.3bn / $23.7bn
4Q'20 / FY'20
Fee-generating inflows (excludes acquisitions)

1. Represents Gross Return as defined in the non-GAAP financial information and definitions section of this presentation. The 4Q'20 Net Returns for corporate credit, structured credit and direct origination were 3.9%, 5.7% and 2.0%, respectively. The FY'20 Net Returns for corporate credit, structured credit and direct origination were 5.4%, 2.1% and 1.2%, respectively. 2. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap. 3. CLOs are included within corporate credit. The 4Q'20 and FY'20 gross returns for CLOs were 3.7% and 3.8%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge.

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13

Private Equity

Commentary

- Total AUM increased 5% quarter-over-quarter to $81 billion, primarily driven by market activity and inflows
- Realization activity primarily driven by sales of Verallia, Vistra Energy, distressed debt, and distributions related to Rackspace and Cox Media; the netting hole[4] for Fund VIII declined to $266 million (representing $0.06 per share of delayed net realized performance fees), driven by realized gains during the quarter
- Deployment of $2.1 billion during the quarter and $12.6 billion during the twelve months ended December 31, 2020
- Drawdown deployment of $1.1 billion and committed to invest an additional $2.4 billion during the quarter; total committed but not yet deployed capital[1] at quarter end was $3.2 billion (excluding co-investments) of which $0.7 billion related to energy asset build-ups expected to be deployed over time
- Private equity fund appreciation during the quarter of 13.0%[2], driven by public and private portfolio company holdings
- Held initial public offering for first firm-sponsored SPAC, Apollo Strategic Growth Capital (NYSE: APSG), focused on growth investment opportunities, raising $817 million of capital



Natural Resources
($ in billions)
Hybrid Capital
$5.1
$11.1
$81bn AUM
$64.5
Private Equity

$1.7bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	4Q'19	4Q'20	% Change vs. 4Q'19	FY'19	FY'20	% Change vs. FY'19
Management fees	$131,417	$125,200	(5)%	$523,194	$506,506	(3)%
Advisory and transaction fees, net	24,276	39,444	62%	71,324	124,697	75%
Total Fee Related Revenues	**155,693**	**164,644**	**6%**	**594,518**	**631,203**	**6%**
Salary, bonus and benefits	(55,096)	(55,078)	—%	(184,403)	(204,211)	11%
Non-compensation expenses	(23,935)	(27,522)	15%	(99,910)	(96,680)	(3%)
Total Fee Related Expenses	**(79,031)**	**(82,600)**	**5%**	**(284,313)**	**(300,891)**	**6%**
Other income, net	282	(123)	NM	4,306	(75)	NM
Fee Related Earnings	**$76,944**	**$81,921**	**6%**	**$314,511**	**$330,237**	**5%**
Realized performance fees	292,723	22,970	(92)%	429,152	29,687	(93)%
Realized profit sharing expense	(131,240)	(12,644)	(90)%	(195,140)	(19,665)	(90)%
Realized principal investment income, net	35,703	3,197	(91)%	53,782	8,741	(84)%
Net interest loss and other	(9,110)	(13,256)	46%	(31,804)	(55,196)	74%
Segment Distributable Earnings	**$265,020**	**$82,188**	**(69)%**	**$570,501**	**$293,804**	**(49)%**

13.0% / 6.9%

4Q'20 / FY'20 Private Equity Fund Appreciation[2]

Public Investments[3]

	Shares Held (mm)
ADT Security Services (NYSE: ADT)	
Fund VIII	263.7
Rackspace (NASDAQ: RXT)	
Fund VIII	60.0
Verallia (EPA: VRLA)	
Fund VIII	45.5
OneMain (NYSE: OMF)	
Fund VIII	26.5
Watches of Switzerland (LSE: WSOG)	
Fund VII	64.0

1. Represents capital committed to investments as of December 31, 2020 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. 2. Represents private equity fund appreciation/depreciation as defined in the non-GAAP financial information and definitions section of this presentation. 3. Excludes shares of Athene Holding. The table above includes the public portfolio companies of the funds in the private equity segment with a fair value greater than $250 million, excluding the value associated with any portion of such private equity funds' portfolio company investments held by co-investment vehicles. Approximately 21% of private equity investments' value was determined using broker or listed exchange prices. 4. A netting hole is a timing concept that refers to the amount of invested capital, allocable fund level fees and expenses required to be returned to investors in a fund from future investment realized gains before Apollo can receive additional amounts of realized performance fees.

APOLLO

14

Commentary Financial Results Summary Capital DeploymentC111 • Total  AUM  increased  4%  quarter-over-quarter  to  $46  billion  driven  by  inflows  in  infrastructure  equity,  real  estate  equity funds and the debt managed accounts • Deployment of $2.3 billion during the quarter and $9.7 billion during the twelve months ended December 31, 2020 • Drawdown  deployment  of  $0.6  billion  during  the  quarter  and  $2.0  billion  during  the  twelve  months  ended  December 31, 2020 • Continued AUM growth during the twelve months ended December 31, 2020 due to inflows into the debt managed  accounts and the closing of the second infrastructure equity fund, the third U.S. focused real estate equity fund and  the second Asia focused real estate equity fund • Real assets gross return of 3.1% during the quarter ended December 31, 2020 primarily driven by appreciation in our  principal finance, infrastructure equity and real estate equity funds 1. Represents gross return for real estate equity funds and their co-investment capital, the European principal finance funds and infrastructure equity funds. 15  $34.2 $6.9 $5.1 $46bn  AUM Infrastructure Real Estate $32.1bn from Permanent Capital Vehicles Principal  Finance ($ in billions) % Change % Change ($ in thousands) 4Q'19 4Q'20 vs. 4Q'19 FY'19 FY'20 vs. FY’19 Management fees   $48,965    $56,379  15%   $188,610    $206,606  10% Advisory and transaction fees, net   1,702    4,098  141%   7,450    9,289  25% Total Fee Related Revenues   50,667    60,477  19%   196,060    215,895  10% Salary, bonus and benefits   (25,739)    (27,243)  6%   (82,770)    (110,280)  33% Non-compensation expenses   (13,286)    (15,749)  19%   (42,243)    (51,386)  22% Total Fee Related Expenses   (39,025)    (42,992)  10%   (125,013)    (161,666)  29% Other income, net of NCI   89    91  2%   177    245  38% Fee Related Earnings   $11,731    $17,576  50%   $71,224    $54,474  (24)% Realized performance fees   101    13,318  NM   3,343    62,795  NM Realized profit sharing expense   (138)    7,677  NM   (1,437)    (41,800)  NM Realized principal investment income, net   942    1,707  81%   3,151    5,735  82% Net interest loss and other   (3,410)    (7,049)  107%   (11,525)    (23,118)  101% Segment Distributable Earnings   $9,226    $33,229  260%   $64,756    $58,086  (10)% 3.1% / 1.0%  4Q'20 / FY'20  Combined  Gross Return1 Real Assets 1. Represents gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital, Asia Real Estate Fund including co-investment capital, the European Principal Finance funds, and Infrastructure Equity. The 4Q'20 and FY'20 real assets net returns for were 2.5% and 1.3%, respectively. $2.3bn / $9.7bn  4Q'20 / FY'20  Deployment $0.6bn / $2.0bn  4Q'20 / FY'20  Drawdown Deployment

Balance Sheet Highlights

($ in thousands, except share data) As of December 31, 2020 As of  December 31, 2019 Assets: Cash and cash equivalents   $1,555,517    $1,556,202  Restricted cash   17,708    19,779  U.S. Treasury securities, at fair value   816,985    554,387  Investments (includes performance allocations of $1,624,156 and $1,507,571 as of December 31, 2020 and December 31, 2019, respectively)   4,995,411    3,609,859  Assets of consolidated variable interest entities   14,499,586    1,300,186  Incentive fees receivable   5,231    2,414  Due from related parties   462,383    415,069  Deferred tax assets, net   539,244    473,165  Other assets   364,963    326,449  Lease assets   295,098    190,696  Goodwill   116,958    93,911  Total Assets   $23,669,084    $8,542,117  Liabilities and Stockholders’ Equity Liabilities: Accounts payable and accrued expenses   $119,982    $94,364  Accrued compensation and benefits   82,343    64,393  Deferred revenue   30,369    84,639  Due to related parties   608,469    501,387  Profit sharing payable   842,677    758,669  Debt   3,155,221    2,650,600  Liabilities of consolidated variable interest entities   11,905,531    929,719  Other liabilities   295,612    210,740  Lease liabilities   332,915    209,479  Total Liabilities   17,373,119    5,503,990  Redeemable non-controlling interests: Redeemable non-controlling interests   782,702    —  Stockholders’ Equity: Apollo Global Management, Inc. stockholders’ equity: Series A Preferred Stock, 11,000,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019   264,398    264,398  Series B Preferred Stock, 12,000,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019   289,815    289,815  Class A Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 228,873,449 and 222,994,407 shares issued and outstanding as of  December 31, 2020 and December 31, 2019, respectively   —    —  Class B Common Stock, $0.00001 par value, 999,999,999 shares authorized, 1 share issued and outstanding as of December 31, 2020 and December  31, 2019   —    —  Class C Common Stock, $0.00001 par value, 1 share authorized, 1 share issued and outstanding as of December 31, 2020 and December 31, 2019   —    —  Additional paid in capital   877,173    1,302,587  Retained earnings    —    —  Accumulated other comprehensive loss   (2,071)    (4,578)  Total Apollo Global Management, Inc. Stockholders’ Equity   1,429,315    1,852,222  Non-Controlling Interests in consolidated entities   2,275,728    281,904  Non-Controlling Interests in Apollo Operating Group   1,808,220    904,001  Total Stockholders’ Equity   5,513,263    3,038,127  Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity   $23,669,084    $8,542,117  GAAP Consolidated Statements of Financial Condition (Unaudited) 17

Segment Balance Sheet Highlights

Total net value increased to $2.7 billion as we recorded mark-to-market gains on our GP & Other Investments and net performance fees receivable increased

Refinanced $750 million credit facility during the quarter, extending final maturity date to November 2025

Summary Balance Sheet[1]

($ in millions)	3Q'20	4Q'20
Cash and cash equivalents	$1,839	$1,555
U.S. Treasury securities, at fair value	—	—
GP & Other Investments[3,4]	3,053	3,603
Debt	(3,151)	(3,155)
Net performance fees receivable[2]	465	802
Net clawback payable[9]	(211)	(138)
Total Net Value	**$1,995**	**$2,667**
Unfunded Future Commitments	$1,006	$978
Undrawn Revolving Credit Facility	$750	$750

Share Repurchase Activity - 1Q'16 through 4Q'20[5]

($ and share amounts in millions)	Inception to Date
Open Market Share Repurchases	9.0
Reduction of Shares Issued to Participants[6]	9.2
Total Shares Purchased	18.2
Total Capital Used for Share Purchases	**$538**
Share Repurchase Plan Authorization Remaining[7]	$383
Average Price Paid Per Share[8]	$29.53

Supplemental Details

A-/A

Rated by S&P and Fitch

$750 million

Undrawn Revolving Credit Facility (Expiring in 2025)

$1.6 billion

Cash and cash equivalents and U.S. Treasury securities

1. Amounts are presented on an unconsolidated basis. 2. Net performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Represents Apollo's general partner investments in the funds it manages and other balance sheet investments. 4. Investment in Athene primarily comprises Apollo's direct investment of 54.6 million shares (subject to a discount due to a lack of marketability) of Athene Holding valued at $35.59 per share as of December 31, 2020. 5. Since 1Q'16, the Company in its discretion has elected to repurchase 1.8 million shares of Class A Common Stock for $57.0 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the March 2020 repurchase plan described in footnote 7 below and accordingly are not reflected in the above share repurchase activity table. 6. Represents a reduction in shares of Class A Common Stock to be issued to participants to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company's equity incentive plan (the "Plan"), which the Company refers to as "net share settlement." 7. On March 12, 2020, the Company announced a new share repurchase authorization that allows the Company to repurchase up to $500 million of its Class A Common Stock. This new authorization increases the capacity to repurchase shares from $80 million of unused capacity under the previously approved share repurchase plan. The share repurchase plan may be used to repurchase outstanding shares of Class A Common Stock as well as to reduce shares of Class A Common Stock to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. 8. Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. 9. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from Contributing Partners and certain employees and former employees for the potential return of profit sharing distributions.

APOLLO

18

Supplemental Details

Segment Performance Fees

($ in thousands)	As of December 31, 2020 Performance Fees Receivable on an Unconsolidated Basis	4Q'20 Unrealized Performance Fees	4Q'20 Realized Performance Fees	4Q'20 Total Performance Fees	FY'20 Unrealized Performance Fees	FY'20 Realized Performance Fees	FY'20 Total Performance Fees
Credit							
Corporate Credit	$213,889	($84,491)	$149,454	$64,963	$49,099	$172,231	$221,330
Structured Credit	157,885	31,365	1,153	32,518	(33,911)	14,999	(18,912)
Direct Origination	57,078	2,215	1,789	4,004	(7,752)	11,047	3,295
Advisory and Other	25,342	(2,018)	—	(2,018)	25,342	—	25,342
Total Credit	**$454,194**	**($52,929)**	**$152,396**	**$99,467**	**$32,778**	**$198,277**	**$231,055**
Total Credit, net of profit sharing payable/expense	**113,754**	**(36,111)**	**61,083**	**24,972**	**7,039**	**69,435**	**76,474**
Private Equity							
Fund IX	$153,798	$151,388	$—	$151,388	$153,798	$—	$153,798
Fund VIII	800,308	268,069	—	268,069	84,777	—	84,777
Fund VII[1,2]	6	104,121	5	104,126	(7,410)	504	(6,906)
Fund VI[2]	17,805	202	7	209	22	653	675
Fund IV and V[1]	—	(369)	—	(369)	(573)	—	(573)
ANRP I and II[1,2]	2	—	2	2	(21,418)	277	(21,141)
Hybrid Value Fund	52,792	3,257	19,795	23,052	52,792	19,795	72,587
Other[1,3]	26,820	46,006	3,161	49,167	(66,942)	8,458	(58,484)
Total Private Equity	**$1,051,531**	**$572,674**	**$22,970**	**$595,644**	**$195,046**	**$29,687**	**$224,733**
Total Private Equity, net of profit sharing payable/expense	**629,452**	**338,153**	**10,325**	**348,478**	**107,439**	**10,021**	**117,460**
Real Assets							
Principal Finance[1]	$82,425	($49,931)	$—	($49,931)	($148,751)	$35,025	($113,726)
Real Estate Equity Funds[1]	22,278	8,032	4,227	12,259	(21,539)	12,365	(9,174)
AIOF I	12,800	(4,263)	9,091	4,828	(5,389)	15,405	10,016
Other[1,3]	5,366	12,950	—	12,950	(14,900)	—	(14,900)
Total Real Assets	**$122,869**	**($33,212)**	**$13,318**	**($19,894)**	**($190,579)**	**$62,795**	**($127,784)**
Total Real Assets, net of profit sharing payable/expense	**58,645**	**(20,509)**	**20,994**	**485**	**(113,031)**	**20,994**	**(92,037)**
Total	**$1,628,594**	**$486,533**	**$188,684**	**$675,217**	**$37,245**	**$290,759**	**$328,004**
Total, net of profit sharing payable[4]/expense	**$801,851**	**$281,533**	**$92,402**	**$373,935**	**$1,447**	**$100,450**	**$101,897**

1. As of December 31, 2020, certain certain private equity funds and certain real asset funds had $215.0 million and $46.9 million, respectively, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain private equity funds and certain real asset funds was $2,114.7 million and $43.5 million, respectively, as of December 31, 2020.
2. As of December 31, 2020, the remaining investments and escrow cash of Fund VII, Fund VI, ANRP I and ANRP II were valued at 52%, 34%, 22% and 83% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future performance fee distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of December 31, 2020, Fund VII had $128.5 million of gross performance fees, or $73.2 million net of profit sharing, in escrow. As of December 31, 2020, Fund VI had $167.6 million of gross performance fees, or $112.4 million net of profit sharing, in escrow. As of December 31, 2020, ANRP I had $40.2 million of gross performance fees, or $26.0 million net of profit sharing, in escrow. As of December 31, 2020, ANRP II had $31.2 million of gross performance fees, or $18.7 million net of profit sharing, in escrow. With respect to Fund VII, Fund VI, ANRP II and ANRP I, realized performance fees currently distributed to the general partner are limited to potential tax distributions and interest on escrow balances per the funds' partnership agreements. Performance fees receivable as of December 31, 2020 and realized performance fees for 4Q'20 include interest earned on escrow balances that is not subject to contingent repayment.
3. Other includes certain SIAs.
4. There was a corresponding profit sharing payable of $826.8 million as of December 31, 2020, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $119.8 million.

APOLLO

20

Segment Results

Credit ($ in thousands)	4Q'19	1Q'20	2Q'20	3Q'20	4Q'20	FY'19	FY'20
Management fees	$207,382	$208,229	$224,721	$246,159	$255,743	$779,266	$934,852
Advisory and transaction fees, net	30,228	15,267	13,756	51,376	37,135	44,116	117,534
Performance fees[1]	4,739	2,404	3,440	2,204	1,788	21,110	9,836
Total Fee Related Revenues	**242,349**	**225,900**	**241,917**	**299,739**	**294,666**	**844,492**	**1,062,222**
Salary, bonus and benefits	(49,628)	(57,008)	(52,806)	(61,975)	(74,707)	(196,143)	(246,496)
General, administrative and other	(39,118)	(35,373)	(37,251)	(40,367)	(43,121)	(131,664)	(156,112)
Placement fees	(230)	(306)	(358)	(425)	(430)	(272)	(1,519)
Total Fee Related Expenses	**(88,976)**	**(92,687)**	**(90,415)**	**(102,767)**	**(118,258)**	**(328,079)**	**(404,127)**
Other income (loss), net of Non-Controlling Interest	(913)	(663)	(724)	(780)	(112)	54	(2,279)
Credit Fee Related Earnings	**$152,460**	**$132,550**	**$150,778**	**$196,192**	**$176,296**	**$516,467**	**$655,816**
Realized performance fees	144,724	25,861	4,359	7,614	150,607	169,611	188,441
Realized profit sharing expense	(80,606)	(25,557)	(4,359)	(7,614)	(91,312)	(93,675)	(128,842)
Net Realized Performance Fees	**64,118**	**304**	**—**	**—**	**59,295**	**75,936**	**59,599**
Realized principal investment income, net	(8,039)	1,374	1,810	928	4,263	8,764	8,375
Net interest loss and other	(6,849)	(17,114)	(11,857)	(14,010)	(13,219)	(21,997)	(56,200)
Credit Segment Distributable Earnings	**$201,690**	**$117,114**	**$140,731**	**$183,110**	**$226,635**	**$579,170**	**$667,590**

Private Equity ($ in thousands)	4Q'19	1Q'20	2Q'20	3Q'20	4Q'20	FY'19	FY'20
Management fees	$131,417	$125,268	$127,592	$128,446	$125,200	$523,194	$506,506
Advisory and transaction fees, net	24,276	20,343	44,802	20,108	39,444	71,324	124,697
Total Fee Related Revenues	**155,693**	**145,611**	**172,394**	**148,554**	**164,644**	**594,518**	**631,203**
Salary, bonus and benefits	(55,096)	(42,480)	(53,202)	(53,451)	(55,078)	(184,403)	(204,211)
General, administrative and other	(23,671)	(21,994)	(21,770)	(25,099)	(27,522)	(99,098)	(96,385)
Placement fees	(264)	(107)	—	(188)	—	(812)	(295)
Total Fee Related Expenses	**(79,031)**	**(64,581)**	**(74,972)**	**(78,738)**	**(82,600)**	**(284,313)**	**(300,891)**
Other income (loss), net	282	23	2	23	(123)	4,306	(75)
Private Equity Fee Related Earnings	**$76,944**	**$81,053**	**$97,424**	**$69,839**	**$81,921**	**$314,511**	**$330,237**
Realized performance fees	292,723	1,143	3,549	2,025	22,970	429,152	29,687
Realized profit sharing expense	(131,240)	(1,447)	(3,549)	(2,025)	(12,644)	(195,140)	(19,665)
Net Realized Performance Fees	**161,483**	**(304)**	**—**	**—**	**10,326**	**234,012**	**10,022**
Realized principal investment income, net	35,703	542	3,404	1,598	3,197	53,782	8,741
Net interest loss and other	(9,110)	(15,674)	(11,686)	(14,580)	(13,256)	(31,804)	(55,196)
Private Equity Segment Distributable Earnings	**$265,020**	**$65,617**	**$89,142**	**$56,857**	**$82,188**	**$570,501**	**$293,804**

Real Assets ($ in thousands)	4Q'19	1Q'20	2Q'20	3Q'20	4Q'20	FY'19	FY'20
Management fees	$48,965	$48,871	$49,509	$51,847	$56,379	$188,610	$206,606
Advisory and transaction fees, net	1,702	1,122	3,191	878	4,098	7,450	9,289
Total Fee Related Revenues	**50,667**	**49,993**	**52,700**	**52,725**	**60,477**	**196,060**	**215,895**
Salary, bonus and benefits	(25,739)	(24,533)	(28,991)	(29,513)	(27,243)	(82,770)	(110,280)
General, administrative and other	(13,286)	(10,986)	(12,782)	(11,869)	(15,749)	(42,242)	(51,386)
Placement fees	—	—	—	—	—	(1)	—
Total Fee Related Expenses	**(39,025)**	**(35,519)**	**(41,773)**	**(41,382)**	**(42,992)**	**(125,013)**	**(161,666)**
Other income (loss), net of Non-Controlling Interest	89	(21)	116	59	91	177	245
Real Assets Fee Related Earnings	**$11,731**	**$14,453**	**$11,043**	**$11,402**	**$17,576**	**$71,224**	**$54,474**
Realized performance fees	101	38,742	2,929	7,806	13,318	3,343	62,795
Realized profit sharing expense	(138)	(38,742)	(2,929)	(7,806)	7,677	(1,437)	(41,800)
Net Realized Performance Fees	**(37)**	**—**	**—**	**—**	**20,995**	**1,906**	**20,995**
Realized principal investment income, net	942	3,667	5	356	1,707	3,151	5,735
Net interest loss and other	(3,410)	(4,346)	(5,507)	(6,216)	(7,049)	(11,525)	(23,118)
Real Assets Segment Distributable Earnings	**$9,226**	**$13,774**	**$5,541**	**$5,542**	**$33,229**	**$64,756**	**$58,086**

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap.

APOLLO

21

Stockholder Dividend

Generated $0.72 of Distributable Earnings per Share during the quarter

Apollo declared a quarterly dividend of $0.60 per share of Class A Common Stock to holders of record as of February 19, 2021, which is payable on February 26, 2021

($ in thousands, except per share data)	4Q'19	3Q'20	4Q'20	FY'19	FY'20
Segment Distributable Earnings	**$475,936**	**$245,509**	**$342,052**	**$1,214,427**	**$1,019,480**
Taxes and Related Payables	(11,891)	(31,257)	(15,499)	(62,300)	(89,989)
Preferred Dividends	(9,164)	(9,163)	(9,164)	(36,656)	(36,656)
Distributable Earnings	**$454,881**	**$205,089**	**$317,389**	**$1,115,471**	**$892,835**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	5,797	14,678	11,862	49,814	63,560
DE Before Certain Payables[1]	460,678	219,767	329,251	1,165,285	956,395
Percent to Common & Equivalents	56 %	54 %	54 %	56 %	54 %
DE Before Other Payables Attributable to Common & Equivalents	257,980	118,674	177,796	652,560	516,453
Less: Taxes & Related Payables Attributable to Common & Equivalents	(5,797)	(14,678)	(11,862)	(49,814)	(63,560)
DE Attributable to Common & Equivalents[2]	**$252,183**	**$103,996**	**$165,934**	**$602,746**	**$452,893**
Per Share[3]	**$1.10**	**$0.47**	**$0.72**	**$2.70**	**$2.02**
(Retained) Contributed Capital per Share[3]	(0.21)	0.04	(0.12)	(0.35)	—
Net Dividend per Share[3]	**$0.89**	**$0.51**	**$0.60**	**$2.35**	**$2.02**
Payout Ratio	81 %	109 %	83 %	87 %	100 %

1. DE Before Certain Payables represents Segment Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
2. "Common & Equivalents" consists of total shares of Class A Common Stock outstanding and RSUs that participate in dividends.
3. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. See page 27 for the share reconciliation.

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Investment Records as of December 31, 2020

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Private Equity:										
Fund IX	2018	$25,400	$24,729	$6,017	$1,195	$5,443	$6,778	$7,973	30 %	11 %
Fund VIII	2013	19,239	18,377	16,063	10,956	9,737	15,094	26,050	16	11
Fund VII	2008	3,006	14,677	16,461	32,074	1,979	984	33,058	33	25
Fund VI	2006	647	10,136	12,457	21,134	405	4	21,138	12	9
Fund V	2001	260	3,742	5,192	12,721	120	2	12,723	61	44
Funds I, II, III, IV & MIA[2]	Various	12	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[3]		**$48,564**	**$78,981**	**$64,943**	**$95,480**	**$17,684**	**$22,862**	**$118,342**	**39 %**	**24 %**
ANRP III	2020	1,368	1,400	131	8	131	117	125	NM[1]	NM[1]
ANRP II	2016	2,556	3,454	2,702	1,416	2,005	1,816	3,232	11	4
ANRP I	2012	326	1,323	1,149	1,035	605	105	1,140	—	(4)
AION	2013	554	826	699	326	413	463	789	5	(1)
Hybrid Value Fund	2019	3,551	3,238	2,386	431	2,115	2,433	2,864	28	22
Total Private Equity		**$56,919**	**$89,222**	**$72,010**	**$98,696**	**$22,953**	**$27,796**	**$126,492**		
Credit:										
FCI III	2017	$2,404	$1,906	$2,671	$1,526	$1,879	$1,934	$3,460	21 %	16 %
FCI II	2013	2,239	1,555	3,020	2,024	1,765	1,633	3,657	7	5
FCI I	2012	—	559	1,516	1,975	—	—	1,975	11	8
SCRF IV[6]	2017	2,370	2,502	4,686	2,821	2,011	2,062	4,883	1	—
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Accord IV	2020	1,881	1,864	96	—	103	106	106	NM[1]	NM[1]
Accord IIIB[11]	2020	1,413	1,758	606	385	292	229	614	15	12
Accord III	2019	717	886	2,352	2,225	221	285	2,510	NM[1]	NM[1]
Accord II[11]	2018	—	781	801	821	—	—	821	16	12
Accord I[11]	2017	—	308	111	113	—	—	113	10	5
Total Credit		**$11,024**	**$13,579**	**$18,676**	**$15,203**	**$6,271**	**$6,249**	**$21,452**		
Real Assets:										
European Principal Finance Funds										
EPF III[4]	2017	$5,055	$4,641	$3,369	$1,619	$2,030	$2,875	$4,494	20 %	10 %
EPF II[4]	2012	1,163	3,529	3,711	4,587	660	470	5,057	14	8
EPF I[4]	2007	253	1,582	2,079	3,498	—	2	3,500	23	17
U.S. RE Fund III[5,13]	N/A	683	687	43	—	43	52	52	NM[1]	NM[1]
U.S. RE Fund II[5]	2016	1,121	1,243	921	542	668	740	1,282	14	11
U.S. RE Fund I[5]	2012	216	656	639	810	148	129	939	13	9
Asia RE Fund II[5,13]	N/A	526	528	243	1	242	242	243	NM[1]	NM[1]
Asia RE Fund I[5]	2017	712	719	445	211	289	415	626	19	14
AIOF II[13]	N/A	1,021	1,026	222	—	222	225	225	NM[1]	NM[1]
AIOF I	2018	1,137	897	801	691	358	428	1,119	24	19
Total Real Assets		**$11,887**	**$15,508**	**$12,473**	**$11,959**	**$4,660**	**$5,578**	**$17,537**		

Note: The funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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Investment Records as of December 31, 2020 - Continued

Permanent Capital Vehicles

($ in millions)	IPO Year[8]	Total AUM	Total Returns[7] 4Q'20	FY'20	4Q'19	FY'19
Credit:						
MidCap[9]	N/A	$8,142	2%	6 %	4 %	17 %
AIF	2013	345	17	4	2	19
AFT	2011	373	15	3	4	14
AINV/Other[10]	2004	4,415	33	(27)	11	57
Real Assets:						
ARI[12]	2009	6,964	28%	(29%)	(2%)	21%
Total		**$20,239**				

Note: The above table summarizes the investment record for our Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation.

1. Data has not been presented as the fund's effective date is less than 24 months prior to the period indicated and such information was deemed not meaningful.
2. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's Managing Partners and other investment professionals.
3. Total IRR is calculated based on total cash flows for all funds presented.
4. Includes funds denominated in Euros with historical figures translated into U.S. dollars at an exchange rate of €1.00 to $1.22 as of December 31, 2020.
5. U.S. RE Fund I, U.S. RE Fund II, U.S. RE Fund III, Asia RE Fund I, and Asia RE Fund II had $160 million, $771 million, $160 million, $376 million and $250 million of co-investment commitments as of December 31, 2020, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.37 as of December 31, 2020.
6. Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments.
7. Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission.
8. An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.
9. MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 1%, 1%, 1% and 11% for 4Q'20, FY'20, 4Q'19, and FY'19, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation.
10. All amounts are as of September 30, 2020 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Included within Total AUM of AINV/Other is $1.6 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Total returns exclude performance related to this AUM.
11. Gross and Net IRR have been presented for these funds as they have a defined maturity date of less than 24 months and have substantially liquidated. Gross and net IRR for Accord IIIB is not annualized.
12. All amounts are as of September 30, 2020 except for total returns. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation.
13. Vintage Year is not yet applicable as these funds have not had their final closings.

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Reconciliations and Disclosures

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	4Q'19	1Q'20	2Q'20	3Q'20	4Q'20	FY'19	FY'20
GAAP Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$156,879**	**($1,005,382)**	**$437,164**	**$263,236**	**$424,940**	**$806,537**	**$119,958**
Preferred dividends	9,164	9,164	9,165	9,163	9,164	36,656	36,656
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	9,616	(164,409)	41,068	100,021	141,698	30,504	118,378
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	182,362	(1,123,216)	511,688	303,679	499,659	663,146	191,810
GAAP Net Income (Loss)	**$358,021**	**($2,283,843)**	**$999,085**	**$676,099**	**$1,075,461**	**$1,536,843**	**$466,802**
Income tax provision (benefit)	66,351	(295,853)	140,323	89,357	153,139	(128,994)	86,966
GAAP Income (Loss) Before Income Tax Provision (Benefit)	**$424,372**	**($2,579,696)**	**$1,139,408**	**$765,456**	**$1,228,600**	**$1,407,849**	**$553,768**
Transaction related charges[1]	20,414	(21,399)	32,110	10,835	17,640	49,213	39,186
Charges associated with corporate conversion	4,987	1,064	—	2,829	—	21,987	3,893
(Gains) losses from changes in tax receivable agreement liability	11,732	—	—	—	(12,426)	50,307	(12,426)
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(9,616)	164,409	(41,068)	(100,021)	(141,698)	(30,504)	(118,378)
Unrealized performance fees	62,688	1,800,181	(907,656)	(440,310)	(487,011)	(434,582)	(34,796)
Unrealized profit sharing expense	29,933	(681,183)	340,687	168,368	205,478	207,592	33,350
Equity-based profit sharing expense and other[2]	32,368	34,488	38,463	27,681	28,452	96,208	129,084
Equity-based compensation	18,500	14,070	17,747	17,962	18,073	70,962	67,852
Unrealized principal investment (income) loss	(23,944)	201,570	(107,110)	(49,406)	(107,539)	(88,576)	(62,485)
Unrealized net (gains) losses from investment activities and other	(95,498)	1,263,001	(277,167)	(157,885)	(407,517)	(136,029)	420,432
Segment Distributable Earnings	**$475,936**	**$196,505**	**$235,414**	**$245,509**	**$342,052**	**$1,214,427**	**$1,019,480**
Taxes and related payables	(11,891)	(22,193)	(21,040)	(31,257)	(15,499)	(62,300)	(89,989)
Preferred dividends	(9,164)	(9,164)	(9,165)	(9,163)	(9,164)	(36,656)	(36,656)
Distributable Earnings	**$454,881**	**$165,148**	**$205,209**	**$205,089**	**$317,389**	**$1,115,471**	**$892,835**
Preferred dividends	9,164	9,164	9,165	9,163	9,164	36,656	36,656
Taxes and related payables	11,891	22,193	21,040	31,257	15,499	62,300	89,989
Realized performance fees	(437,548)	(65,746)	(10,837)	(17,445)	(186,895)	(602,106)	(280,923)
Realized profit sharing expense	211,984	65,746	10,837	17,445	96,279	290,252	190,307
Realized principal investment income, net	(28,606)	(5,583)	(5,219)	(2,882)	(9,167)	(65,697)	(22,851)
Net interest loss and other	19,369	37,134	29,050	34,806	33,524	65,326	134,514
Fee Related Earnings	**$241,135**	**$228,056**	**$259,245**	**$277,433**	**$275,793**	**$902,202**	**$1,040,527**

1. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges.
2. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are allocated by issuance of equity-based awards, rather than cash, to employees of Apollo. Equity-based profit sharing expense and other also includes non-cash expenses related to equity awards in unconsolidated related parties granted to employees of Apollo.

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Reconciliation of GAAP to Non-GAAP Financial Measures - Continued

Share Reconciliation	4Q'19	1Q'20	2Q'20	3Q'20	4Q'20
Total GAAP Class A Common Stock Outstanding	222,994,407	228,834,099	229,189,715	228,747,302	228,873,449
Non-GAAP Adjustments:					
Participating Apollo Operating Group Units	180,111,308	204,028,327	204,028,327	204,028,327	204,028,327
Vested RSUs	2,349,618	244,240	195,499	158,007	1,833,332
Unvested RSUs Eligible for Dividend Equivalents	6,610,369	8,114,841	8,128,861	8,086,467	6,275,957
Distributable Earnings Shares Outstanding	**412,065,702**	**441,221,507**	**441,542,402**	**441,020,103**	**441,011,065**

Reconciliation of GAAP Net Income Per Share of Class A Common Stock to Non-GAAP Financial Per Share Measures

($ in thousands, except share data)	4Q'19	1Q'20	2Q'20	3Q'20	4Q'20	FY'19	FY'20
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$156,879**	**($1,005,382)**	**$437,164**	**$263,236**	**$424,940**	**$806,537**	**$119,958**
Dividends declared on Class A Common Stock	(111,485)	(205,602)	(96,181)	(112,075)	(116,718)	(417,386)	(530,576)
Dividend on participating securities	(4,364)	(7,247)	(3,608)	(4,008)	(4,093)	(17,888)	(18,956)
Earnings allocable to participating securities	(1,722)	—	(13,947)	(5,853)	(11,595)	(17,343)	—
Undistributed income (loss) attributable to Class A Common Stockholders: Basic	$39,308	($1,218,231)	$323,428	$141,300	$292,534	$353,920	($429,574)
GAAP weighted average number of Class A Common Stock outstanding: Basic	221,863,632	226,757,519	227,653,988	227,771,678	227,931,929	207,072,413	227,530,600
GAAP Net Income (Loss) per share of Class A Common Stock under the Two-Class Method: Basic	**$0.68**	**($4.47)**	**$1.84**	**$1.11**	**$1.80**	**$3.72**	**$0.44**
Distributed Income	$0.50	$0.89	$0.42	$0.49	$0.51	$2.02	$2.31
Undistributed Income (Loss)	$0.18	($5.36)	$1.42	$0.62	$1.29	$1.70	($1.87)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$156,879**	**($1,005,382)**	**$437,164**	**$263,236**	**$424,940**	**$806,537**	**$119,958**
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders to Income (Loss) Before Income Tax (Provision) Benefit Differences[1]	267,493	(1,574,314)	702,244	502,220	803,660	601,312	433,810
Income (Loss) Before Income Tax (Provision) Benefit	**$424,372**	**($2,579,696)**	**$1,139,408**	**$765,456**	**$1,228,600**	**$1,407,849**	**$553,768**
Income (Loss) Before Income Tax (Provision) Benefit to Segment Distributable Earnings Differences[1]	51,564	2,776,201	(903,994)	(519,947)	(886,548)	(193,422)	465,712
Segment Distributable Earnings	**$475,936**	**$196,505**	**$235,414**	**$245,509**	**$342,052**	**$1,214,427**	**$1,019,480**
Taxes and related payables	(11,891)	(22,193)	(21,040)	(31,257)	(15,499)	(62,300)	(89,989)
Preferred dividends	(9,164)	(9,164)	(9,165)	(9,163)	(9,164)	(36,656)	(36,656)
Distributable Earnings	**$454,881**	**$165,148**	**$205,209**	**$205,089**	**$317,389**	**$1,115,471**	**$892,835**
Distributable Earnings Shares Outstanding	412,065,702	441,221,507	441,542,402	441,020,103	441,011,065	412,065,702	441,011,065
Distributable Earnings per Share	$1.10	$0.37	$0.46	$0.47	$0.72	$2.70	$2.02
Distributable Earnings to Fee Related Earnings Differences[1]	(213,746)	62,908	54,036	72,344	(41,596)	(213,269)	147,692
Fee Related Earnings	**$241,135**	**$228,056**	**$259,245**	**$277,433**	**$275,793**	**$902,202**	**$1,040,527**
Distributable Earnings Shares Outstanding	412,065,702	441,221,507	441,542,402	441,020,103	441,011,065	412,065,702	441,011,065
Fee Related Earnings per Share	$0.59	$0.52	$0.59	$0.63	$0.63	$2.20	$2.37

1. See page 26 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders, Income (Loss) Before Income Tax (Provision) Benefit, Distributable Earnings and Fee Related Earnings.

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Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	4Q'19	1Q'20	2Q'20	3Q'20	4Q'20	FY'19	FY'20
Total Consolidated Revenues (GAAP)	**$914,772**	**($1,469,086)**	**$1,508,335**	**$1,018,274**	**$1,296,496**	**$2,931,849**	**$2,354,019**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(29,706)	(35,841)	(24,847)	(27,479)	(30,073)	(102,672)	(118,240)
Adjustments related to consolidated funds and VIEs	7,053	(1,451)	16,165	22,084	41,498	12,854	78,296
Performance fees[1]	(374,860)	1,734,435	(918,493)	(457,754)	(673,907)	(1,036,688)	(315,719)
Principal investment (income) loss	(68,550)	193,447	(114,149)	(54,107)	(114,227)	(170,273)	(89,036)
Total Fee Related Revenues	**$448,709**	**$421,504**	**$467,011**	**$501,018**	**$519,787**	**$1,635,070**	**$1,909,320**
Realized performance fees	437,548	65,746	10,837	17,445	186,895	602,106	280,923
Realized principal investment income, net and other	27,764	4,741	4,376	1,198	9,167	62,328	19,482
Total Segment Revenues	**$914,021**	**$491,991**	**$482,224**	**$519,661**	**$715,849**	**$2,299,504**	**$2,209,725**
Total Consolidated Expenses (GAAP)	**$599,366**	**($328,434)**	**$702,777**	**$531,055**	**$672,566**	**$1,691,280**	**$1,577,964**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(30,022)	(32,211)	(21,662)	(26,339)	(30,457)	(103,292)	(110,669)
Reclassification of interest expense	(28,126)	(31,242)	(32,291)	(34,889)	(34,817)	(98,369)	(133,239)
Transaction-related charges	(20,414)	21,399	(32,110)	(10,835)	(17,640)	(49,213)	(39,186)
Charges associated with corporate conversion	(4,987)	(1,064)	—	(2,829)	—	(21,987)	(3,893)
Equity-based compensation	(18,500)	(14,070)	(17,747)	(17,962)	(18,073)	(70,962)	(67,852)
Total profit sharing expense[2]	(274,285)	580,949	(389,987)	(213,494)	(330,209)	(594,052)	(352,741)
Dividend compensation program expense	(16,000)	(2,540)	(1,820)	(1,820)	2,480	(16,000)	(3,700)
Total Fee Related Expenses	**$207,032**	**$192,787**	**$207,160**	**$222,887**	**$243,850**	**$737,405**	**$866,684**
Realized profit sharing expense	211,984	65,746	10,837	17,445	96,279	290,252	190,307
Total Segment Expenses	**$419,016**	**$258,533**	**$217,997**	**$240,332**	**$340,129**	**$1,027,657**	**$1,056,991**
Total Consolidated Other Income (Loss) (GAAP)	**$108,966**	**($1,439,044)**	**$333,850**	**$278,237**	**$604,670**	**$167,280**	**($222,287)**
Adjustments related to consolidated funds and VIEs	(14,768)	166,465	(56,197)	(121,425)	(182,711)	(38,607)	(193,868)
(Gain) loss change in tax receivable agreement liability	11,732	—	—	—	(12,426)	50,307	(12,426)
Net (gains) losses from investment activities	(94,022)	1,264,244	(270,112)	(144,839)	(396,320)	(138,117)	452,973
Interest income and other, net of Non-Controlling Interest	(12,450)	7,674	(8,147)	(12,671)	(13,357)	(36,326)	(26,501)
Other Income (Loss), net of Non-Controlling Interest	**(542)**	**(661)**	**(606)**	**(698)**	**(144)**	**4,537**	**(2,109)**
Net interest loss and other	(18,527)	(36,292)	(28,207)	(33,122)	(33,524)	(61,957)	(131,145)
Total Segment Other Loss	**($19,069)**	**($36,953)**	**($28,813)**	**($33,820)**	**($33,668)**	**($57,420)**	**($133,254)**

1. Excludes certain performance fees related to business development companies, Redding Ridge Holdings and MidCap.
2. Includes unrealized profit sharing expense, realized profit sharing expense, and equity-based profit sharing expense and other.

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28

Total Segment Revenues, Expenses and Other Income (Loss)

The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	4Q'19	1Q'20	2Q'20	3Q'20	4Q'20	FY'19	FY'20
Management fees	$387,764	$382,368	$401,822	$426,452	$437,322	$1,491,070	$1,647,964
Advisory and transaction fees, net	56,206	36,732	61,749	72,362	80,677	122,890	251,520
Performance fees[1]	4,739	2,404	3,440	2,204	1,788	21,110	9,836
Total Fee Related Revenues	**448,709**	**421,504**	**467,011**	**501,018**	**519,787**	**1,635,070**	**1,909,320**
Realized performance fees	437,548	65,746	10,837	17,445	186,895	602,106	280,923
Realized principal investment income. net and other	27,764	4,741	4,376	1,198	9,167	62,328	19,482
Total Segment Revenues	**$914,021**	**$491,991**	**$482,224**	**$519,661**	**$715,849**	**$2,299,504**	**$2,209,725**

The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	4Q'19	1Q'20	2Q'20	3Q'20	4Q'20	FY'19	FY'20
Salary, bonus and benefits	$130,463	$124,021	$134,999	$144,939	$157,028	$463,316	$560,987
General, administrative and other	76,075	68,353	71,803	77,335	86,392	273,004	303,883
Placement fees	494	413	358	613	430	1,085	1,814
Total Fee Related Expenses	**207,032**	**192,787**	**207,160**	**222,887**	**243,850**	**737,405**	**866,684**
Realized profit sharing expense	211,984	65,746	10,837	17,445	96,279	290,252	190,307
Total Segment Expenses	**$419,016**	**$258,533**	**$217,997**	**$240,332**	**$340,129**	**$1,027,657**	**$1,056,991**

The following table sets forth Apollo's total segment other income for the combined segments

($ in thousands)	4Q'19	1Q'20	2Q'20	3Q'20	4Q'20	FY'19	FY'20
Other income, net	$479	$133	$81	$126	$482	$7,688	$822
Non-Controlling Interest	(1,021)	(794)	(687)	(824)	(626)	(3,151)	(2,931)
Other Income (Loss), net of Non-Controlling Interest	**(542)**	**(661)**	**(606)**	**(698)**	**(144)**	**4,537**	**(2,109)**
Net interest loss and other	(18,527)	(36,292)	(28,207)	(33,122)	(33,524)	(61,957)	(131,145)
Total Segment Other Loss	**($19,069)**	**($36,953)**	**($28,813)**	**($33,820)**	**($33,668)**	**($57,420)**	**($133,254)**

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap.

APOLLO

29

Non-GAAP Financial Information & Definitions Apollo  discloses  the  following  financial  measures  that  are  calculated  and  presented  on  the  basis  of  methodologies  other  than  in  accordance  with  generally  accepted  accounting principles in the United States of America (“Non-GAAP”): • “Segment Distributable Earnings”, or “Segment DE”,  is  the key performance measure used by management  in evaluating the performance of Apollo’s credit, private  equity and real assets segments. Management uses Segment DE to make key operating decisions such as the following: ▪ Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; ▪ Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; ▪ Decisions  related  to  expenses,  such  as  determining  annual  discretionary  bonuses  and  equity-based  compensation  awards  to  its  employees.  With  respect  to  compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of  Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain  amount of compensation is based on Apollo’s performance and growth for the year; and ▪ Decisions related to the amount of earnings available for dividends to Class A Common Stockholders, holders of RSUs that participate  in dividends and holders of  AOG Units. Segment DE  is  the  sum of  (i)  total management  fees  and  advisory  and  transaction  fees,  (ii)  other  income  (loss),  (iii)  realized performance  fees,  excluding  realizations  received in the form of shares and (iv) realized investment income, net which includes dividends from our permanent capital vehicles, net of amounts to be distributed to  certain employees as part of a dividend compensation program, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit  sharing expense, and (z) non-compensation expenses. Segment DE represents the amount of Apollo’s net realized earnings, excluding the effects of the consolidation of  any of  the  related  funds  and  SPACs,  Taxes  and Related Payables,  transaction-related  charges  and  any  acquisitions.  Transaction-related  charges  includes  equity-based  compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges.  In  addition,  Segment DE  excludes non-cash  revenue  and expense  related  to  equity  awards granted by unconsolidated  related parties  to  employees of  the Company,  compensation and administrative related expense reimbursements, as well as  the assets,  liabilities and operating results of  the  funds and VIEs  that are  included  in  the  consolidated financial statements. • “Distributable Earnings” or  “DE”  represents Segment DE  less estimated current  corporate,  local  and non-U.S.  taxes as well  as  the  current payable under Apollo’s  tax  receivable agreement. DE  is net of preferred dividends,  if  any,  to  the Series A and Series B Preferred Stockholders. DE excludes  the  impacts of  the  remeasurement of  deferred tax assets  and liabilities which arises from changes in estimated future tax rates. The economic assumptions and methodologies that impact the implied income  tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations  under U.S. GAAP. Specifically, certain deductions considered in the income tax provision under U.S. GAAP such as the deduction for transaction related charges and equity- based  compensation are  taken  into  account  for purposes of  the  implied  tax provision. Management believes  that  excluding  the  remeasurement of  the  tax  receivable  agreement and deferred taxes from Segment DE and DE, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable  agreement and deferred taxes are estimates that may change due to changes in interpretations of tax law. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of DE that is used as a supplemental performance measure to  assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated  operating expenses and generate profits. FRE is the sum across all segments of (i) management fees,  (ii) advisory and transaction fees,  (iii) performance fees related to  business  development  companies,  Redding  Ridge  Holdings,  and  MidCap  and  (iv)  other  income,  net,  less  (x)  salary,  bonus  and  benefits,  excluding  equity-based  compensation (y) other associated operating expenses and (z) non-controlling interests in the management companies of certain funds the Company manages. 30

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”,  or  “AUM”,  refers  to  the  assets of  the  funds,  partnerships  and  accounts  to which we provide  investment management,  advisory,  or  certain other  investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments.  Our AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit funds, partnerships and accounts  for which we provide  investment management  or  advisory  services,  other  than  certain  collateralized  loan obligations  (“CLOs”),  collateralized debt  obligations  (“CDOs”),  and  certain permanent capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; 2. the fair value of the investments of the private equity and real assets funds, partnerships and accounts we manage or advise, plus the capital that such funds, partnerships and  accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; for certain permanent capital vehicles in real assets, gross asset value  plus available financing capacity; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets we manage or advise; and  4. the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other  investment-related  services,  plus  unused  credit  facilities,  including  capital  commitments  to  such  funds,  partnerships  and  accounts  for  investments  that  may  require  pre- qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise  included in the clauses above. Our  AUM measure  includes  Assets  Under Management  for  which  we  charge  either  nominal  or  zero  fees.  Our  AUM measure  also  includes  assets  for  which  we  do  not  have  investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based  on any definition of Assets Under Management contained  in our governing documents or  in any of our Apollo fund management agreements. We consider multiple factors for  determining what should be  included  in our definition of AUM. Such  factors  include but are not  limited  to  (1) our ability  to  influence  the  investment decisions  for existing and  available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment  managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations  employed  by  other  investment  managers  and,  as  a  result,  this  measure  may  not  be  directly  comparable  to  similar  measures  presented  by  other  investment  managers.  Our  calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital deployed and Dry powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and  infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends  on the specific terms and conditions of each fund. • “Fee-Generating  AUM”  or  “FGAUM”  consists  of  assets  of  the  funds,  partnerships  and  accounts  to  which  we  provide  investment management,  advisory,  or  certain  other  investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a  basis  that  varies  among  the Apollo  funds,  partnerships  and  accounts. Management  fees  are  normally  based on  “net  asset  value,”  “gross  assets,”  “adjusted par  asset  value,”  “adjusted  cost  of  all  unrealized  portfolio  investments,”  “capital  commitments,”  “adjusted  assets,”  “stockholders’  equity,”  “invested  capital”  or  “capital  contributions,”  each  as  defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds,  partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less  any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance  fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance  Fee-Generating AUM”, which  refers  to  invested  capital  of  the  funds,  partnerships  and  accounts we manage,  advise,  or  to which we provide  certain other  investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by,  the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide  certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance  Fee-Eligible AUM”, which  refers  to  capital  of  the  funds,  partnerships  and  accounts we manage,  advise,  or  to which we provide  certain  other  investment-related  services  that  is  available  for  investment  or  reinvestment  subject  to  the  provisions  of  applicable  limited  partnership  agreements  or  other  governing  agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general  partner. 31

Non-GAAP Financial Information & Definitions Cont’d • “Athene Holding”  refers  to Athene Holding  Ltd.  (together with  its  subsidiaries,  “Athene”),  a  leading  retirement  services  company  that  issues,  reinsures  and acquires  retirement  savings  products designed for  the  increasing number of  individuals and  institutions seeking to  fund retirement needs, and to which Apollo,  through  its consolidated subsidiary Apollo  Insurance  Solutions Group LP (formerly known as Athene Asset Management LLC) (“ISG”), provides asset management and advisory services • “Athora” refers to a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”).  The Company, through ISGI provides investment advisory services to Athora. Athora Non-Sub-Advised Assets includes the Athora assets which are managed by Apollo but not sub-advised  by Apollo nor invested in Apollo funds or investment vehicles. Athora Sub-Advised includes assets which the Company explicitly sub-advises as well as those assets in the Athora Accounts  which are invested directly in funds and investment vehicles Apollo manages. • “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP (“AAME PC”), a wholly-owned subsidiary of Apollo Asset Management Europe LLP (“AAME”). AAME  PC and AAME are subsidiaries of Apollo and are collectively referred to herein as “ISGI”. • “Capital deployed” or “Deployment” represents (i) the aggregate amount of capital that has been invested during a given period (including leverage) by our commitment based funds and  SIAs  that have a defined maturity date,  (ii) purchases of  investments  (net of  sales) by our subscription and contribution based  funds and mandates  (including  leverage),  (iii)  investments  originated by certain of our platform companies, net of syndications to our other funds and accounts, but including syndications to third parties, and (iv) third-party investment activity in  opportunities  sourced by our  teams  for which we  earn  a  fee  and  in which we participate. Deployment  excludes offsetting  short  positions,  certain  credit  derivatives,  certain  short-dated  government securities, and involuntary repayment of loans and bonds.  • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding”, consists of total shares of Class A Common Stock outstanding, Apollo Operating Group Units that participate in  dividends and RSUs that participate in dividends. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share.  • “Drawdown Capital deployed” or “Drawdown Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage)  by (i) our commitment based funds, excluding certain funds in which permanent capital vehicles are the primary investor and (ii) SIAs that have a defined maturity date. • “Dry powder”  represents  the  amount of  capital  available  for  investment or  reinvestment  subject  to  the provisions of  the  applicable  limited partnership  agreements or other governing  agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses and commitments from  permanent capital vehicles. • “Gross IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund based on the actual timing of all cumulative fund cash  flows before management fees, performance fees allocated to the general partner and certain other expenses.  Calculations may include certain investors that do not pay fees. The terminal  value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”)  fund cash flows and residual values are converted to USD using the spot rate as of the reporting  date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR  does not represent the return to any fund investor.  • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given  fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming  disposition on December 31, 2020 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees  and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if  distributed, be payable to the fund’s  investors.  In addition, gross  IRRs at the fund level will differ from those at the  individual  investor  level as a result of, among other factors, timing of  investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a real assets fund excluding the principal finance funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on  the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on December 31, 2020 or other date specified) starting on the date that each  investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and  measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and  residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of,  among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund  is the monthly or quarterly time-weighted return that  is equal to the percentage change in the value of a fund’s portfolio, adjusted for all  contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for credit funds are  calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where we manage or may manage a significant portion of the  total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time.  • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers,  and (ii) on an aggregate basis, the sum of inflows across the credit, private equity and real assets segments. • “Net IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund after management fees, performance fees allocated to  the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and  residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among  other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 32

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a private equity fund means the Gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management  fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the  fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be  adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized  value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund  investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net  IRR does not represent the return to any fund investor. • “Net IRR” of a real assets fund excluding the principal finance funds represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the  actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of December 31, 2020 or other date specified is paid to  investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain  other  expenses  (including  interest  incurred by  the  fund  itself)  and measures  the  returns  to  investors of  the  fund as  a whole.   Non-USD  fund  cash  flows and  residual  values  are  converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other  factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or  real assets  fund represents  the Gross Return after management  fees, performance fees allocated to the general partner, or other  fees and expenses.  Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene or Athora Holding Ltd. (“Athora Holding” and together with its subsidiaries, “Athora”), (b)  assets that are owned by or related to MidCap FinCo Designated Activity Company (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such  as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc.  (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required  by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of  AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the  holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined  in  the  Investment Company Act of 1940.  In addition,  the  investment management agreements of AINV, AIF and AFT may be  terminated  in  certain  circumstances upon 60 days’  written  notice.  The  investment management  agreement  of ARI  has  a  one  year  term  and  is  reviewed  annually  by ARI’s  board of  directors  and may be  terminated under  certain  circumstances by an affirmative vote of at  least  two-thirds of ARI’s  independent directors.  The  investment management or advisory arrangements between each of MidCap and  Apollo, Athene and Apollo and Athora and Apollo, may also be terminated under certain circumstances. The agreement pursuant to which Apollo earns certain investment-related  service fees from a non-traded business development company may be terminated under certain limited circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-IX), ANRP I, II & III, Apollo Special Situations  Fund, L.P., AION Capital Partners Limited (“AION”) and Apollo Hybrid Value Fund, L.P. for the periods presented on a total return basis before giving effect to fees and expenses.  The  performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period  presented,  plus  the  realized  value  for  the  period  presented,  by  (b)  the  beginning  unrealized  value  for  the  period  presented  plus  the  change  in  invested  capital  for  the  period  presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Realized  Value”  refers  to  all  cash  investment  proceeds  received  by  the  relevant  Apollo  fund,  including  interest  and  dividends,  but  does  not  give  effect  to management  fees,  expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection  with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give  effect to cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities.  • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value”  refers  to  the  fair  value  consistent with valuations determined  in accordance with GAAP,  for  investments not  yet  realized and may  include payments  in kind,  accrued interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year of a fund’s effective date or the year in which a fund’s investment period  commences pursuant to its governing agreements. 33

Forward-Looking Statements Effective September 5, 2019, Apollo Global Management,  Inc. converted from a Delaware  limited  liability company named Apollo Global Management, LLC  (“AGM  LLC”) to a Delaware corporation named Apollo Global Management, Inc. (“AGM Inc.” and such conversion, the “Conversion”). This presentation includes the results for  AGM  LLC  prior  to  the  Conversion  and  the  results  for  AGM  Inc.  following  the  Conversion.  In  this  presentation,  references  to  “Apollo,”  “we,”  “us,”  “our”  and  the  “Company” refer collectively to (a) Apollo Global Management, Inc. and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries, following the  Conversion and  (b) AGM LLC and  its  subsidiaries,  including  the Apollo Operating Group and all of  its  subsidiaries, prior  to  the Conversion, or as  the context may  otherwise require. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended,  and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations  regarding the performance of  its business,  its  liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward- looking statements are based on management’s beliefs,  as well  as assumptions made by, and  information currently available  to, management. When used  in  this  presentation,  the words “believe,” “anticipate,” “estimate,” “expect,”  “intend” and similar expressions are  intended to  identify  forward-looking statements. Although  management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove  to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel,  our ability to raise new private equity, credit or real assets funds, the impact of COVID-19, the impact of energy market dislocation, market conditions, generally, our  ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our  use of leverage to finance our businesses and investments by our funds and litigation risks, among others. Due to the COVID-19 pandemic, there has been uncertainty  and disruption in the global economy and financial markets. While we are unable to accurately predict the full  impact that COVID-19 will have on our results from  operations,  financial  condition,  liquidity  and  cash  flows  due  to  numerous  uncertainties,  including  the  duration  and  severity  of  the  pandemic  and  containment  measures, our compliance with these measures has impacted our day-to-day operations and could disrupt our business and operations, as well as that of the Apollo  funds and their portfolio companies, for an indefinite period of time. We believe these factors include but are not limited to those described under the section entitled  “Risk Factors”  in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2020 and quarterly report on  Form 10-Q filed with the SEC on May 11, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s  website  at  www.sec.gov.  These  factors  should  not  be  construed  as  exhaustive  and  should  be  read  in  conjunction  with  the  other  cautionary  statements  that  are  included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new  information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 34